Exhibit (l)

February 10, 2014

American Real Estate Income Fund

405 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to American Real Estate Income Fund, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the Securities Act”) of a registration statement on Form N-2 (Registration Nos. 333-176316 & 811-22599), as amended (the “Registration Statement”), relating to registration and public offering of up to 100,000,000 shares of beneficial interest in American Real Estate Income Fund , a series portfolio designated by the Trust (the “Shares”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the form of Amended and Restated Agreement and Declaration of Trust of the Trust in the form filed as Exhibit (a)(4) to Pre-Effective Amendment No. 5 to the Registration Statement (the “Declaration of Trust”); (ii) the form of the Amended and Restated Bylaws of the Company in the form filed as Exhibit (b) to Pre-Effective Amendment No. 5 to the Registration Statement; (iii) certain of the resolutions of the board of trustees of the Trust; (iv) the form of Underwriting Agreement between the Trust and its principal underwriter in the form filed as Exhibit (h)(1) to Pre-Effective Amendment No. 5 to the Registration Statement; (v) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; and (vi) such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that when the Registration Statement has become effective under the Investment Company Act and the Securities Act, the terms of the Shares have been duly established in conformity with the Declaration of Trust, and the Shares have been issued and sold as contemplated by the Registration Statement and the applicable definitive underwriting agreement approved by or on behalf of the board of trustees of the Trust, the Shares will be legally issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

American Real Estate Income Fund

February 10, 2014

(1)	We have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us a photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion set forth above, and (ii) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2)	This opinion is based upon and expressly limited to Title 12, Chapter 38 of the Delaware Code (Treatment of Delaware Statutory Trusts), and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of the any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit (l) to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

PROSKAUER ROSE LLP